EXHIBIT 10.09

                    SECURITIES PURCHASE AND HOLDERS AGREEMENT

                                  by and among

                          INTERSIL HOLDING CORPORATION,

                         STERLING HOLDING COMPANY, LLC,

                         MANATEE INVESTMENT CORPORATION

                       CITICORP MEZZANINE PARTNERS, L.P.,

                              Intersil Prism, LLC,

                                William N. Stout

                                       and

                              Management Investors

                                 August 13, 1999

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I. DEFINITIONS.........................................................2


ARTICLE II. PURCHASE OF SECURITIES.............................................6

         2.1 Purchase of Securities............................................6
         2.2 Closing...........................................................7
         2.3 Conditions to Investor's Obligations..............................7
         2.4 Conditions to the Company's Obligations...........................7
         2.5 Application of Prism LLC..........................................8

ARTICLE III. REPRESENTATION AND WARRANTIES OF THE COMPANY AND PRISM LLC........8

         3.1 Representations and Warranties of the Company.....................8
         3.2 Representations and Warranties of Prism LLC.......................9

ARTICLE IV. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH INVESTOR.........9

         4.1 Representations, Warranties and Covenants of Each Investor........9
         4.2 Legends..........................................................10
         4.3 Management Investor Representations and Warranties...............11
         4.4 Restrictions on Transfers of Securities..........................11
         4.5 Notation.........................................................13
         4.6 Limitation on Repurchase of Company Stock........................13
         4.7 Reliance.........................................................13
         4.8  Subsequent Management Investors.................................13
         4.9 Application to Prism LLC.........................................14

ARTICLE V. OTHER COVENANTS AND REPRESENTATIONS................................14

         5.1 Observers' Rights................................................14
         5.2 Financial Statements and Other Information.......................15
         5.3 Regulatory Compliance Cooperation................................15
         5.4 Small Business Administration Forms..............................16
         5.5 Sale of the Company..............................................16
         5.6 Tag-Along Rights.................................................16
         5.7 Preemptive Rights................................................18
         5.8 Covenant Not To Compete..........................................19
         5.9 Application to Prism LLC.........................................20

ARTICLE VI. CORPORATE ACTIONS.................................................20

         6.1 Certificate of Incorporation and Bylaws..........................20
         6.2 Directors and Voting Agreements..................................20
         6.3 Right to Remove Sterling Directors...............................21
         6.4 Right to Fill Certain Vacancies in Company's Board...............21
         6.5 Directors of Company Subsidiaries................................21
         6.6 Termination of Voting Agreements.................................21

ARTICLE VII. ADDITIONAL RESTRICTIONS ON TRANSFER OF SECURITIES
             HELD BY MANAGEMENT INVESTORS.....................................22

         7.1 Restrictions on Transfer.........................................22
         7.2 Purchase Option..................................................22
         7.3 Company's Right of First Refusal.................................27
         7.4 Involuntary Transfers............................................27
         7.5 Lapse............................................................27
         7.6 Proprietary Information..........................................28
         7.7 Proceeds upon Sale of the Company................................29
         7.8 EBITDA Target Adjustments........................................30
         7.9 Application to Prism LLC.........................................31

ARTICLE VIII. REGISTRATION RIGHTS.............................................31

ARTICLE IX. MISCELLANEOUS.....................................................31

         9.1 Purchaser Representative.........................................31
         9.2 Section 83(b) Elections..........................................32
         9.3 Amendment and Modification.......................................32
         9.4 LLC Expenses.....................................................32
         9.5 Survival of Representations and Warranties.......................33
         9.6 Successors and Assigns; Entire Agreement.........................33
         9.7 Separability.....................................................33
         9.8 Notices..........................................................33
         9.9 Governing Law....................................................36
         9.10 Consent to Exclusive Jurisdiction...............................36
         9.11 Waiver of Jury Trial............................................37
         9.12 ACKNOWLEDGMENT OF MANAGEMENT INVESTORS..........................37
         9.13 No Effect on Employment.........................................37
         9.14 Headings........................................................37
         9.15 Counterparts....................................................37
         9.16 Further Assurances..............................................37
         9.17 Termination.....................................................37
         9.18 Remedies........................................................38
         9.19 Party No Longer Owning Securities...............................38
         9.20 Pronouns........................................................38
         9.21 Application to Prism LLC........................................38

                    SECURITIES PURCHASE AND HOLDERS AGREEMENT

            SECURITIES PURCHASE AND HOLDERS AGREEMENT, dated as of August 13, 1999 (the "Agreement"), by and among INTERSIL HOLDING CORPORATION, a Delaware corporation formerly known as HSS Holding Corporation (the "Company"), STERLING HOLDING COMPANY, LLC, a Delaware limited liability company ("Sterling"), MANATEE INVESTMENT CORPORATION, a Delaware corporation ("Harris"), Intersil Prism, LLC, a Delaware limited liability company ("Prism LLC"), Citicorp Mezzanine Partners, L.P., a Delaware limited partnership ("CMP"), William N. Stout ("Stout"), the individuals designated on Schedule I as Management Investors (the "Management Investors") and individuals who join in this Agreement, as hereinafter provided, as Management Investors. The Management Investors and individuals joining this Agreement as Management Investors are sometimes referred to hereinafter individually as a "Management Investor" and collectively as the "Management Investors." Sterling, Harris, Prism LLC, Stout and the Management Investors are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                   Background


            A. Harris, the Company and Intersil Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company formerly known as HSS Operating Corporation ("Intersil") are parties to an Amended and Restated Master Transaction Agreement dated June 2, 1999 (the "Master Agreement") pursuant to which Harris is transferring certain assets and rights of the Business (as defined in the Master Agreement), subject to certain liabilities, to the Company and Intersil.

            B. The authorized capital stock of the Company consists of shares of
(i) Class A Common Stock, par value $.01 per share ("Class A Common Stock"),
(ii) Class B Common Stock, par value $.01 per share ("Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock"), and (iii) 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share ("Series A Preferred Stock"). The Company desires to sell, and each of the Investors desires to purchase, the number of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock set forth opposite their respective names on Schedule II. In addition, the Company will issue options to purchase shares of Series A Preferred Stock to certain Management Investors (the "Preferred Options"). The Common Stock, the Preferred Options and the Series A Preferred Stock (including the Shares issuable upon exercise of the Preferred Options) may hereinafter be referred to collectively as the "Shares."

            C. Prism LLC desires to sell and each of the Investors desires to purchase, the number of membership units of Prism LLC ("Membership Units") set forth opposite their respective names on Schedule II.

            D. CMP has received stock purchase warrants (together with all warrants issued in substitution or replacement therefor, the "CMP Warrants") to purchase Class A Common Stock, pursuant to a Warrant Agreement, dated as of the date hereof, by and between the Company and CMP (as amended, restated or modified from time to time, the "Warrant Agreement").

            E. The Management Investors will be employed by or will otherwise render valuable services to the Company and/or Intersil, directly or indirectly. The Board of Directors of the Company wishes to grant the opportunity to the Management Investors to make an investment in the Company, and thereby to acquire an increased personal and proprietary interest in the Company's success and progress through the purchase of Shares pursuant to this Agreement.

            F. As used herein, the term "Securities" shall mean the Shares held by any party hereto, including the Preferred Options and including all shares of Common Stock (including any Incentive Shares) and all other securities of the Company (or a successor to the Company) received on account of ownership of Shares, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

            G.The Investors and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities and the Membership Units.

                                      Terms

            In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1. As used in this Agreement, the following capitalized terms shall have the following meanings:

            "Acquired Business" has the meaning set forth in Section 7.8 of this Agreement.

            "Acquired Business EBITDA" has the meaning set forth in Section 7.8 of this Agreement.

            "Acquiring Entity" has the meaning set forth in Section 5.5(a) of this Agreement.

            "Acquisition" has the meaning set forth in Section 7.8 of this Agreement.

            "Adjusted Cost Price" has the meaning set forth in Section 7.2(a)(ii)(C)(1) of this Agreement.

            "Affiliate" has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

            "Agreement" has the meaning set forth in the Preamble of this Agreement.

            "Approved Sale" has the meaning set forth in Section 5.5(a) of this Agreement.

            "Assurance of Compliance" has the meaning set forth in Section 5.4 of this Agreement.

            "Called Shares" has the meaning set forth in Section 7.2(a)(iii) of this Agreement.

            "Cause," when used in connection with the termination of a Management Investor's employment with the Company, means the Management Investor's (i) act or acts of dishonesty, moral turpitude or criminality with respect to his or her employment with the Company, (ii) continued failure to perform such Management Investor's duties as an employee, as reasonably determined by the Board of Directors of the Company acting in good faith, after reasonable notice of such failure is given to such employee by the Board of Directors of the Company, for a period of 30 days after such notice and opportunity to cure such failure, or (iii) willful or deliberate violations of such Management Investor's obligations to the Company that result in material injury to the Company.

            "Class A Common Stock" has the meaning set forth in Background Section B of this Agreement.

            "Class B Common Stock" has the meaning set forth in Background Section B of this Agreement.

            "Closing" has the meaning set forth in Section 2.2 of this Agreement.

            "CMP" has the meaning set forth in Preamble to this Agreement.

            "CMP Warrants" has the meaning set forth in Background Section D to this Agreement.

            "Common Stock" has the meaning set forth in Background Section B of this Agreement.

            "Company" means Intersil Holding Corporation, a Delaware corporation, except that when used in Article VII, "Company" means the Company and all other entities of which the Company from time to time owns, directly or indirectly, 50% or more of the stock or assets.

            "CSFB Warrants" means the Warrants as defined in the Warrant Agreement dated as of August 13, 1999 between the Company and United States Trust Company of New York, as warrant agent.

            "EBITDA Target in Effect" has the meaning set forth in Section 7.8 of this Agreement.

            "Escrow Amount" has the meaning set forth in Section 5.6(d)(i) of this Agreement.

            "Escrow Notice" has the meaning set forth in Section 5.6(d)(ii) of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value Price" has the meaning set forth in Section 7.2(a)(ii)(C)(2) of this Agreement.

            "Fair Market Value Price Percentage" has the meaning set forth in
Section 7.2(a)(iii)(B) of this Agreement.

            "Harris" means Manatee Investment Corporation, a Delaware corporation.

            "Incentive Units" means the Membership Units owned by each Management Investor designated as Incentive Units on Schedule I, and all other securities of Prism LLC (or a successor to Prism LLC) received on account of ownership of such Membership Units, including any and all incentive securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

            "Incentive Shares" means the shares of Class A Common Stock owned by each Management Investor designated as Incentive Shares on Schedule I, and all other securities of the Company (or a successor to the Company) received on account of ownership of such shares, including any and all incentive securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

            "Intersil" has the meaning set forth in Background Section A of this Agreement.

            "Investor" and "Investors" have the meanings set forth in the Preamble of this Agreement.

            "Management Investor" and "Management Investors" have the meanings set forth in the Preamble of this Agreement.

            "Membership Units" has the meaning set forth in the Background Section C of this Agreement.

            "Observers" has the meaning set forth in Section 5.1 of this Agreement.

            "Option Purchase Price" has the meaning set forth in Section 7.2(a)(ii)(A) of this Agreement.

            "Permitted Transferee" has the meaning set forth in Section 4.4(b) of this Agreement.

            "Person" means any individual, corporation, limited liability company, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

            "Preemptive Notice" has the meaning set forth in Section 5.7(c) of this Agreement.

            "Preemptive Reply" has the meaning set forth in Section 5.7(c) of this Agreement.

            "Preferred Options" has the meaning set forth in Background Section B of this Agreement.

            "Prism LLC" has the meaning set forth in the Preamble of this Agreement.

            "Prism Option" has the meaning set forth in Section 4.1(f).

            "Public Offering" means a successfully completed firm-commitment underwritten public offering (other than a Unit Offering, as hereinafter defined) pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $30 million.

            "Purchase Number" has the meaning set forth in Section 7.2(a)(ii) of this Agreement.

            "Purchase Option" has the meaning set forth in Section 7.2(a) of this Agreement.

            "Registration Rights Agreement" has the meaning set forth in Article VIII of this Agreement.

            "Regulatory Problem" has the meaning set forth in Section 5.3 of this Agreement.

            "Restricted Investor" has the meaning set forth in Section 4.4 of this Agreement.

            "Sale Notice" has the meaning set forth in Section 7.3 of this Agreement.

            "Sale of Company Escrow Amount" has the meaning set forth in Section
7.7 of this Agreement.

            "Securities" has the meaning set forth in Background Section E of this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series A Preferred Stock" has the meaning set forth in Background Section B of this Agreement.

            "Shares" has the meaning set forth in Background Section B of this Agreement.

            "Significant Transfer" has the meaning set forth in Section 5.6(a) of this Agreement.

            "Size Status Declaration" has the meaning set forth in Section 5.4 of this Agreement.

            "Small Debt-Financed Acquisition" has the meaning set forth in
Section 7.8 of this Agreement.

            "Sterling" means Sterling Holding Company, LLC, a Delaware limited liability company.

            "Stout" has the meaning set forth in the Preamble of this Agreement.

            "Subsequent Offering" has the meaning set forth in Section 7.2(a)(iii)(A) of this Agreement.

            "Subsidiary" means, as to any Person, any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person.

            "Tag-Along Acceptance Notice" has the meaning set forth in Section 5.6(b) of this Agreement.

            "Tag-Along Right" has the meaning set forth in Section 5.6(a) of this Agreement.

            "Tag-Along Rightholders" has the meaning set forth in Section 5.6(a) of this Agreement.

            "Tag-Along Sale Notice" has the meaning set forth in Section 5.6(b) of this Agreement.

            "Tag-Along Seller" has the meaning set forth in Section 5.6(b) of this Agreement.

            "Termination Date" has the meaning set forth in Section 7.2(a) of this Agreement.

            "Transfer" has the meaning set forth in Section 4.5(a) of this Agreement.

            "Transfer Date" has the meaning set forth in Section 7.4 of this Agreement.

            "Unit Offering" means an underwritten public offering of a combination of debt securities and Common Stock (or warrants or exchange rights to purchase Common Stock) of the Company in which not more than 15% of the gross proceeds received for the sale of such securities is attributed to Common Stock.

            "83(b) Election" has the meaning set forth in Section 9.2 of this Agreement.

                                   ARTICLE II

                             PURCHASE OF SECURITIES

2.1. Purchase of Securities. Subject to the terms and conditions set forth herein, at the Closing the Company will issue and sell to each of the Investors, and each of the Investors will purchase, such Investor's Securities at a purchase price of $0.05 per share of Common Stock, $1,000 per share of Series A Preferred Stock and Prism LLC will issue and sell to each of the Investors, and each of the Investors will purchase, such Investor's Membership Units at a purchase price of $0.01 per Membership Unit, all as set forth opposite such Investor's name on Schedule II. In addition, the Company will issue Preferred Options to those Investors, and exercisable for the number of shares of Series A Preferred Stock, as set forth on Schedule III.

      2.2. Closing. The closing of the purchase and sale of the Securities (the "Closing") will take place on the date of the Closing under the Master Agreement (the "Closing Date"). At the Closing, (i) the Company will deliver to each Investor certificates evidencing the number of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock to be purchased by such Investor, against payment of the purchase price therefor by wire transfer of immediately available funds or by certified check, and (ii) Prism LLC, at its option, may deliver to each Investor certificates to evidence the number of Membership Units to be purchased by such Investor, against payment of the purchase price therefor by wire transfer of immediately available funds or by certified check.

      2.3. Conditions to Investor's Obligations. The obligation of each Investor to purchase such Investor's Securities at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (a) The representations and warranties of the Company set forth in
Article III shall be true and correct in all material respects on and as of the Closing Date as though then made, and all covenants of the Company required to be performed on or prior to the Closing shall have been performed in all material respects.

            (b) The Company's Certificate of Incorporation and Bylaws shall be substantially in the forms of Exhibits A and B, respectively.

            (c) The Prism LLC Limited Liability Company Agreement shall be substantially in the form of Exhibit C.

            (d) The Company shall have delivered to each of the Investors certificates for the Securities being purchased by such Investor.

            (e) The conditions to the closing of the Master Agreement shall have been satisfied or waived.

            (f) All corporate and other proceedings, if any, taken or to be taken by the Company in connection with the transactions contemplated hereby shall have been taken.

      2.4. Conditions to the Company's Obligations. The obligations of the Company to sell the Securities to each Investor as set forth herein at the Closing are subject to the satisfaction on or prior to the Closing of the following conditions:

            (a) The representations and warranties of each Investor set forth in
Article IV shall be true and correct in all material respects at and as of the Closing Date as though then made, and all covenants of each Investor required to be performed at or prior to the Closing shall have been performed in all material respects.

            (b) The conditions to the closing of the Master Agreement shall have been satisfied or waived.

            (c) Such Investor shall have delivered the purchase price required of such Investor pursuant to this Article II.

      2.5. Application to Prism LLC. The provisions of Sections 2.3 through 2.4 (other than Section 2.3(b)) shall apply to Prism LLC as well as to the Company. Such sections are hereby incorporated into this Section 2.5 with each reference to the Company therein replaced with a reference to Prism LLC, each reference to Securities, Common Stock or shares of Common Stock replaced with a reference to Membership Units, each reference to Incentive Shares replaced with a reference to Incentive Units and each reference to the Company's Board of Directors replaced with Prism LLC's Board of Directors.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRISM LLC

3.1. Representations and Warranties of the Company. The Company represents and warrants to each of the Investors as follows:

            (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

            (b) The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

            (c) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (d) The Shares are validly issued, fully paid and non-assessable.

            (e) As of the Closing, the authorized capital stock of the Company will consist of (i) 125,000,000 shares of Class A Common Stock, of which 22,974,612 will be issued and outstanding, (ii) 125,000,000 shares of Class B Common Stock, of which 77,369,721.44 will be issued and outstanding and (iii) 2,000,000 shares of Preferred Stock, 1,000,000 of which are designated as shares of Series A Preferred Stock, of which 83,434.13 will be issued and outstanding. Except for the Preferred Options, the CMP Warrants, the CSFB Warrants and as otherwise set forth herein, as of the Closing there will be no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase from the Company, or otherwise require the Company to issue, any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company; the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the Shares will constitute all of the outstanding shares of the Company's capital stock.

      3.2. Representations and Warranties of Prism LLC. Prism LLC represents and warrants to each of the Investors as follows:

            (a) Prism LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

            (b) Prism LLC has full power and authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

            (c) Prism LLC has taken such action as is necessary or appropriate to enable it to perform its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of Prism LLC, enforceable against Prism LLC in accordance with its terms.

            (d) The Membership Units are validly issued, fully paid and non-assessable.

            (e) As of the Closing, 100,000,000 Membership Units will be issued and outstanding. Except as otherwise set forth herein, as of the Closing there will be no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase from Prism LLC, or otherwise require Prism LLC to issue, any shares of capital stock of Prism LLC or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Prism LLC; Prism LLC will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the Membership Units will constitute all of the outstanding shares of Prism LLC's capital stock. Prism LLC intends to issue a substantial amount of additional Membership Units in connection with the exercise of the Prism Option (as defined below).

                                   ARTICLE IV

                        REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF EACH INVESTOR

4.1. Representations, Warranties and Covenants of Each Investor. Each of the Investors severally represents and warrants to, and covenants and agrees with, the Company that:

            (a) Such Investor has full legal right, power and authority (including the due authorization by all necessary corporate action in the case of corporate Investors) to enter into this Agreement and to perform such Investor's obligations hereunder without the need for the consent of any other Person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

            (b) The Securities are being purchased by such Investor for investment and not with a view to any distribution thereof that would violate the Securities Act, or the applicable securities laws of any state; and such Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

            (c) Such Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

            (d) Such Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

            (e) Such Investor confirms that (i) such Investor is familiar with the business of the Company, (ii) such Investor has had the opportunity to ask questions of officers and directors of the Company and to obtain (and that such Investor has received to its satisfaction) such information about the business and financial condition of the Company as it or he has reasonably requested, and
(iii) such Investor, either alone or with such Investor's representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

            (f) Such Investor acknowledges and understands that (i) Prism LLC's only asset is an option to acquire the Prism chip set business of Intersil (the "Prism Option"), (ii) if the Prism Option is not exercised, Prism LLC will have no value, (iii) if the Prism Option is to be exercised, such Investor would be required to invest significant additional funds in Prism LLC to fund the exercise price under the Prism Option in order to avoid having such Investor's interests in Prism LLC substantially diluted and (iv) consents of (A) the holders of the 13.25% Senior Subordinated Notes Due 2009 of Intersil pursuant to the Indenture governing such notes and (B) the lenders under the Credit Agreement, dated as of the date hereof, among Intersil, the Company, the Lenders named therein, Credit Suisse First Boston, Salomon Smith Barney Inc. and Morgan Guaranty Trust Company of New York, are required for Prism LLC to exercise the Prism Option.

      4.2. Legends. (a) All Shares. All certificates representing Shares shall bear the following legends in addition to any other legend required under applicable law:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

      THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND OF THE OTHER CLASSES AND SERIES OF SHARES WHICH THE COMPANY IS AUTHORIZED TO ISSUE ARE CONTAINED IN THE COMPANY'S CERTIFICATE OF INCORPORATION, A COPY OF WHICH WILL BE MAILED TO THE HOLDER HEREOF WITHOUT CHARGE

      WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

            (b) Incentive Shares. In addition to the legends required by Section 4.2(a) above, the following legend shall appear on certificates representing Incentive Shares, provided, that the Company's failure to cause certificates representing Incentive Shares to bear such legend shall not affect the Company's Purchase Option described in Section 7.2:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR A PERIOD OF TIME TO A PURCHASE OPTION OF THE COMPANY APPLICABLE TO "INCENTIVE SHARES" AS DESCRIBED IN THE SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

      4.3. Management Investor Representations and Warranties. Each Management Investor severally represents and warrants to the Company that:

            (a) such Management Investor has full legal right, power and authority to perform such Management Investor's obligations hereunder without the need for the consent of any other Person; and such obligations constitute the legal, valid and binding obligation of such Management Investor in accordance with the terms hereof;

            (b) such Management Investor's residence, business address, business and residence telephone numbers and social security number are as set forth below such Management Investor's signature to this Agreement; and

            (c) in formulating the decision to enter into this Agreement, such Management Investor has relied solely upon an independent investigation of the Company's business and upon consultations with such Management Investor's legal and financial advisers with respect to this Agreement and the nature of such Management Investor's investment; and that in entering into this Agreement no reliance was placed upon any representations or warranties other than those contained in this Agreement.

      4.4. Restrictions on Transfers of Securities. The following restrictions on Transfer shall apply to all Securities owned by any Restricted Investor. As used herein, "Restricted Investor" shall mean CMP, any Investor or Permitted Transferee except a Permitted Transferee by virtue of Section

4.4(b)(iii) hereof and "Securities" shall include the CMP Warrant and any Shares acquired upon exercise of the CMP Warrant:

            (a) No Restricted Investor shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities unless (i) such Transfer is to a Permitted Transferee or a Person approved in advance in writing by the holders of at least 50% of the outstanding Common Stock then held by the Investors (including shares held by the transferor) and (ii) such Transfer complies with the provisions, if applicable, of Sections 5.5, 5.6 and 5.7, this
Section 4.4 and, in addition, in the case of Securities held by Management Investors, the applicable provisions of Article VII of this Agreement. No Restricted Investor may effect any Transfer of Shares unless the transferee (other than a Permitted Transferee under Section 4.5(b)(iii)) executes an agreement pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor (except as otherwise specifically provided herein). Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

            Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer accompanied by a written opinion of legal counsel, addressed to the Company and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 4.2(a) and, if applicable, the legend set forth in Section 4.2(b), except that such certificate shall not bear the legends set forth in
Section 4.2(a) if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

            (b) As used herein, "Permitted Transferee" shall mean:

                  (i) in the case of any Investor or Permitted Transferee who is a natural person, such person's spouse or children or grandchildren (in each case, natural or adopted), any trust for the sole benefit of such person, such person's spouse or children or grandchildren (in each case, natural or adopted), any charitable trust the grantor of which is an Investor or Permitted Transferee, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual person or such person's spouse or children or grandchildren (in each case, natural or adopted) (or any trust solely for the benefit of such persons);

                  (ii) in the case of any Investor or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person's assets;

                  (iii) in the case of any Investor or Permitted Transferee, any Person if such Person takes such Securities pursuant to a sale in connection with a Public Offering or following a Public Offering in open market transactions or under Rule 144 under the Securities Act;

                  (iv) in the case of Sterling or any Permitted Transferee of Sterling, (A) Citicorp Venture Capital Ltd., Citibank Delaware or any Affiliate of Citigroup Inc., a Delaware corporation; (B) any officer, employee or director of any of the foregoing entities, or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors; or
(C) any qualified institutional buyer (as such term is defined in Rule 144A under the Securities Act) organized under the laws of the United States or any State thereof, provided that such qualified institutional buyer shall only be a Permitted Transferee of up to 3% of the outstanding Common Stock and up to $3.0 million in liquidation value of Series A Preferred Stock);

                  (v) in the case of Stout and transfers to Sterling of his interests in the Company and his Membership Units in Prism LLC;

                  (vi) in the case of Harris, any person who acquires or succeeds to 50% or more of the outstanding capital stock or assets of Harris or engages in any similar extraordinary transaction involving Harris or any Affiliate of Harris Corporation, a Delaware corporation.

                  (vii) in the case of CMP, as a distribution in kind to its general partner or its limited partners pro rata in accordance with their respective partnership interests.

      4.5. Notation. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

      4.6. Limitation on Repurchase of Company Stock. Each Investor understands that concurrently with the issuance of the Shares, the Company is entering into certain financing agreements which will contain prohibitions, restrictions and limitations on the ability of the Company to purchase any of the Shares and to pay dividends on the Shares.

      4.7. Reliance. Each Investor acknowledges that the Company and each of the other Investors is entering into this Agreement in reliance upon such Investor's representations and warranties and other covenants and agreements contained herein.

      4.8. Subsequent Management Investors. (a) In the event that the Company issues and sells shares of Class A Common Stock to any member of management of the Business (hereinafter referred to as a "Subsequent Management Investor"), the Company shall have the right and option at any time and from time to time within 6 months of Closing (excluding any required notice period pursuant to Section 4.8(b)) to repurchase from Sterling such number of shares of Class A Common Stock, as the Company shall designate to be sold to such Subsequent Management Investor at a purchase price equal to the price paid by Management Investors for such Class A Common Stock at the time of issuance of such Class A Common Stock (but in no event at a price less than $.05 per share of Class A Common Stock) multiplied by the number of shares of Class A Common Stock repurchased from Sterling. The number of shares of Securities to be repurchased pursuant to this

Section 4.8 shall not exceed 2,750,000 shares of Class A Common Stock. Subsequent Management Investors shall agree to be bound by this Agreement as Management Investors including but not limited to the provisions of Article VI hereof with respect to such shares of Class A Common Stock.

            (b) Such repurchase shall be exercised by written notice to Sterling signed by an officer of the Company on behalf of the Company or by its designee(s), as the case may be. Such notice shall set forth the number of shares of Class A Common Stock desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, Sterling shall deliver the certificates evidencing the number of shares of Class A Common Stock to be repurchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s) good title to such of the shares of Class A Common Stock to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s) shall deliver to Sterling the full amount of the repurchase price for such shares of Class A Common Stock in cash by certified or bank cashier's check.

      4.9. Application to Prism LLC. The provisions of Sections 4.1 through 4.7 shall apply to Prism LLC as well as to the Company. Such sections are hereby incorporated into this Section 4.9 with each reference to the Company therein replaced with a reference to Prism LLC, each reference to Securities, Shares, Common Stock or shares of Common Stock replaced with a reference to Membership Units, each reference to Incentive Shares replaced with a reference to Incentive Units and each reference to the Company's Board of Directors replaced with Prism LLC's Board of Directors.

                                   ARTICLE V

                      OTHER COVENANTS AND REPRESENTATIONS

5.1. Observers' Rights. So long as Sterling or its Affiliates own at least 5% of the Common Stock outstanding, if no employee of Sterling or its Affiliates is a member of the Company's Board of Directors, Sterling shall have the right to designate two observers (the "Observers") to attend meetings of the Company's Board of Directors and committees thereof. If at least one employee of Sterling or its Affiliates is a member of the Company's Board of Directors, Sterling shall have the right to designate one Observer to attend meetings of the Company's Board of Directors and committees thereof. So long as Harris or its Affiliates own at least 5% of the Common Stock outstanding, if no officer of Harris is a member of the Company's Board of Directors, Harris shall have the right to designate one Observer to attend meetings of the Company's Board of Directors and committees thereof. The Observers shall not have the right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give each Observer written notice of each meeting of the Board of Directors and committees thereof at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer all meetings of its Board of Directors and committees thereof. Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or a committee thereof, the Company shall give written notice thereof to each Observer prior to the effective date of such consent. The Company shall provide to each Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. The Company shall pay the reasonable out-of-pocket expenses of each Observer incurred in connection with attending such meetings.

      5.2. Financial Statements and Other Information . So long as Sterling or Harris or any of their Affiliates owns any of the Securities or any of the Management Investors who purchased Securities hereunder and is a party to this Agreement is an employee of the Company, the Company shall deliver to Sterling (if any Securities are owned by it), Harris (if any Securities are owned by it or an Affiliate) and each Management Investor who purchased Securities hereunder and is a party to this Agreement (if such Management Investor is an employee of the Company):

            (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

            (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation and a written assessment containing the information required by the provisions of 13 CFR 107.630(e).

      5.3. Regulatory Compliance Cooperation. So long as Sterling or its Affiliates beneficially own any of the Securities, before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, the Company shall give Sterling 30 days prior written notice of such pending action. Upon the written request of Sterling made within 30 days after its receipt of any such notice, stating that after giving effect to such action Sterling would have a Regulatory Problem (as described below), the Company will defer taking such action for such period (not to extend beyond 90 days after Sterling's receipt of the Company's original notice) as Sterling requests to permit it and its Affiliates to reduce the quantity of Securities held by it and its Affiliates in order to avoid the Regulatory Problem. In addition, the Company will not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which Sterling would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause Sterling to have a Regulatory Problem. For purposes of this paragraph, a Person will be deemed to have a "Regulatory Problem" when such Person and such person's Affiliates own, control or have power over (or believes that there is a substantial risk of an assertion that such Person owns, controls or has power over) a greater quantity of securities of any kind issued by the Company than are permitted to be owned by such Person under any requirement of any governmental authority applicable to such Person.

      5.4. Small Business Administration Forms.

            Prior to and after the Closing, the Company shall, if requested by Sterling or any Permitted Transferee of Sterling, execute Forms 480 ("Size Status Declaration") and 652-D ("Assurance of Compliance") of the Small Business Administration and any other documents that may be required by the Small Business Administration or any other governmental agency having jurisdiction over the activities of Sterling, or which Sterling or such Permitted Transferee may reasonably require in connection therewith.

      5.5. Sale of the Company.

            (a) So long as the Company has not consummated a Public Offering, if holders of at least 50% of the Common Stock (including voting and non-voting shares voting as a single class) then outstanding vote in favor of (at a duly called and duly held meeting of stockholders of the Company) or consent in writing to the merger or consolidation of the Company or the sale of all or substantially all of its assets or sale of all or a majority of the outstanding capital stock or any other similar transaction (any of the foregoing, an "Approved Sale") to a person (the "Acquiring Entity"), (i) each Restricted Investor will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale,
(ii) if the Approved Sale includes a sale of Securities, each Restricted Investor will agree to sell and will be permitted to sell all of such Restricted Investor's Securities on the terms and conditions approved by the holders of a majority of the Common Stock then outstanding. Each Restricted Investor will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

            (b) The obligations of each of the Investors with respect to an Approved Sale are subject to the satisfaction of the conditions that upon the consummation of the Approved Sale all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received, all Investors and Permitted Transferees will be given the same option.

      5.6. Tag-Along Rights.

            (a) Except in the case of a Public Offering or a Transfer to a Permitted Transferee, Sterling and its Permitted Transferees that are not natural persons that collectively own more than 40% of the outstanding Common Stock shall not effect a Transfer of shares of Common Stock in, or otherwise participate in, any transaction or series of related transactions that constitute a "Significant Transfer" unless all other Investors and their Permitted Transferees and assigns and CMP (collectively, the "Tag-Along Rightholders") are offered an equal opportunity (the "Tag-Along Right") to participate in such transaction or transactions on a pro rata basis and on identical terms. As used herein, a "Significant Transfer" means a Transfer alone or in the aggregate to any

Person or Persons of 50% or more of the total number of shares of Common Stock owned by Sterling and such Permitted Transferees.

            (b) Prior to any sale of Common Stock subject to these provisions, the seller (the "Tag-Along Seller") shall notify the Company in writing of the proposed sale. Such notice (the "Tag-Along Sale Notice") shall set forth (i) the number of shares of Common Stock subject to the proposed sale; (ii) the name and address of the proposed purchaser; and (iii) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within ten days, mail or cause to be mailed the Tag-Along Sale Notice to the Tag-Along Rightholders. Each Tag-Along Rightholder may exercise the Tag-Along Right by delivery of a written notice (the "Tag-Along Acceptance Notice") to the Tag-Along Seller within fifteen days of the date the Company mailed or caused to be mailed the Tag-Along Sale Notice. The Tag-Along Acceptance Notice shall state the number of shares of Common Stock that the Tag-Along Rightholder proposes to include in the proposed sale. If no Tag-Along Acceptance Notice is received during the fifteen-day period referred to above, Tag-Along Seller shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable to the transferee than those stated in the Tag-Along Sale Notice.

            (c) Each Tag-Along Rightholder other than Sterling acknowledges and agrees that Sterling or a Permitted Transferee of Sterling may grant similar "tag-along" rights to other Persons and, in such event, such other Persons shall be offered an equal opportunity to participate in such transaction or transactions to the same extent as such Tag-Along Rightholders hereunder and shall be included in the calculation of the pro rata basis upon which such Tag-Along Rightholders may participate in such transaction or transactions.

            (d) (i) Notwithstanding the requirements of this Section 5.6, a Tag-Along Seller may sell Common Stock at any time without complying with the requirements of Section 5.6(b) so long as the Tag-Along Seller deposits into escrow with an independent third party at the time of sale that amount of consideration received in the sale equal to the "Escrow Amount." As used herein, the "Escrow Amount" shall equal that amount of consideration as all Tag-Along Rightholders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Tag-Along Rightholder (A) delivered a Tag-Along Notice to the Tag-Along Seller in the time period set forth in Section 5.6(b) and (B) proposed to include all of his, her or its shares of Common Stock in such sale.

                  (ii) The Tag-Along Seller shall notify the Company in writing of the proposed sale pursuant to this Section 5.6(d) no later than the date of such sale. Such notice (the "Escrow Notice") shall set forth the information required in the Tag-Along Sale Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Company shall promptly, and in any event within ten days, mail or cause to be mailed the Escrow Notice to each Tag-Along Rightholder. Such Tag-Along Rightholder may exercise the tag-along right by delivery to the Tag-Along Seller, within ten days of the date the Company mailed or caused to be mailed the Escrow Notice, of
(A) a written notice specifying the number of shares of Common Stock it proposes to sell; and (B) the certificates for such Common Stock, with stock powers duly endorsed in blank and with signatures guaranteed.

                  (iii) Promptly after the expiration of the tenth day after the Company has mailed or caused to be mailed the Escrow Notice, (A) the Tag-Along Seller shall purchase that number of shares of Common Stock as the Tag-Along Seller would have been required to include in the sale had the Tag-Along Seller complied with the provisions of Section 5.6(b), (B) all shares of Common Stock not required to be purchased by the Tag-Along Seller shall be returned to the Tag-Along Rightholders thereof and (C) all funds and other consideration held in escrow shall be released to the Tag-Along Seller. If the Tag-Along Seller received consideration other than cash in his, her or its sale, the Tag-Along Seller shall purchase the shares of Common Stock tendered by paying to the Tag-Along Rightholders non-cash consideration and cash in the same proportion as received by the Tag-Along Seller in the sale.

            (e) The Tag-Along Rights provided pursuant to this Section 5.6 shall terminate upon the earlier of (i) a Public Offering or sale of the Company; and
(ii) the day after the date on which Sterling and its Permitted Transferees that are not natural persons own less than 40% of the Common Stock. In addition, the rights of the Management Investors under this Section 5.6 shall terminate on the date on which the Management Investors and their Permitted Transferees own less than 50% of the shares of Common Stock purchased or retained by the Management Investors hereunder.

      5.7. Preemptive Rights.

            (a) If the Company proposes to issue and sell any of its shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable into shares of Common Stock to Sterling, Citicorp Venture Capital Ltd. or any of their respective corporate Affiliates, the Company will first offer to each of the other Investors (as used in this Section 5.7, "Investors" shall include CMP) a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of (i) the percentage each such Investor and such Investor's Permitted Transferees holds of all shares of Common Stock then held by

            (b) or issuable to the Investors and (ii) the number of shares represented by the securities proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same terms and conditions as the securities that are being offered to Sterling, Citicorp Venture Capital Ltd. and their respective Affiliates in such transaction or series of transactions.

            (c) Notwithstanding the foregoing, the provisions of this Section
5.7 shall not be applicable to the issuance of shares of Common Stock (i) upon the conversion of shares of one class of Common Stock into shares of another class; (ii) as a dividend on all the outstanding shares of Common Stock; (iii) in any transaction in respect of a Security that is available to all holders of such Security on a pro rata basis, provided, that for purposes of this clause
(iii) all classes of Common Stock shall be treated as a single security; (iv) in connection with grants of stock or options to employees or directors of the Company; or (v) in an offering or sale of securities pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act.

            (d) The Company will deliver or cause to be delivered to the Investors a written notice setting forth the terms and conditions (including the consideration per share) upon which the Investors may purchase such shares or other securities (the "Preemptive Notice"). After receiving a Preemptive Notice, an Investor must deliver or cause to be delivered to the Company a written notice (the "Preemptive Reply") within 45 days of the date of such Preemptive Notice that such Investor agrees to purchase the shares or other securities offered pursuant to this Section 5.7 on the date of sale to Sterling, Citicorp Venture Capital Ltd. and their respective Affiliates. If any Investor fails to make a Preemptive Reply in accordance with this Section 5.7, shares or other securities offered to such Investor in accordance with this Section 5.7 may thereafter, for a period not exceeding 90 days following the expiration of such 45-day period, be issued, sold or subjected to rights or options to Sterling, Citicorp Venture Capital Ltd. and their respective Affiliates at a price not less than that at which they were offered to the Investors and on such other terms and conditions no more favorable than those offered to the Investors. Any such shares or other securities not so issued, sold or subjected to rights or options to Sterling, Citicorp Venture Capital Ltd. and their respective Affiliates during such 90-day period will thereafter again be subject to the preemptive rights provided for in this Section 5.7.

      5.8. Covenant Not To Compete.

            (a) In consideration of the opportunity to participate in the equity offering of the Company, each Management Investor covenants and agrees that, for one (1) year after termination of such Management Investor's employment with the Company or any of its Subsidiaries, neither Management Investor nor any of his or her Affiliates which are not natural Persons shall directly or indirectly, engage in, represent in any way, be connected with, become employed by or have any interest in any business or activity competing in any manner with any businesses carried on by the Company, any Subsidiary of the Company, or any entity directly or indirectly controlled by the Company or any such Subsidiary at the time of such termination, provided that a Management Investor shall be permitted to own not more than 5% of any publicly traded company.

            (b) In consideration of the opportunity to participate in the equity offering of the Company, each Management Investor covenants and agrees that, for one (1) year after termination of such Management Investor's employment with the Company or any of its Subsidiaries, neither Management Investor nor any of his or her Affiliates shall solicit, employ, retain as a consultant, interfere with or attempt to entice away from the Company or its Affiliates any individual who is, has agreed to be or within six months of such solicitation, employment, retention, interference or enticement has been, employed or retained by the Company or any of its Affiliates in a senior executive capacity.

            (c) In consideration of the opportunity to participate in the equity offering of the Company, each Management Investor covenants and agrees that, for one (1) year after termination of such Management Investor's employment with the Company or any of its Subsidiaries, neither Management Investor nor any of his or her Affiliates shall divert or attempt to divert any customers or accounts of the Company or any of its Subsidiaries which accounted for at least 1% of aggregate sales of the Company and its Subsidiaries within one year of such diversion or attempted diversion (the "Customers"), or any of the business or patronage of any of the Customers, from the Company or any of its Subsidiaries.

            (d) Each Management Investor acknowledges and agrees that the remedy at law for any breach, or threatened breach, of any of the provisions of this
Section 5.8 will be inadequate and, accordingly, each Management Investor covenants and agrees that the Company shall, in addition to any other rights and remedies which the Company may have, be entitled to equitable relief, including injunctive relief, and to the remedy of specific performance with respect to any breach or threatened breach of such covenant, as may be available from any court of competent jurisdiction. Such right to obtain equitable relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach.

            (e) In the event that the provisions of this Section 5.8 shall be determined by a court of competent jurisdiction to be unenforceable under applicable law as to that jurisdiction (the parties agreeing that such decision shall not be binding, res judicata or collateral estoppel in any other jurisdiction) for any reason whatsoever, then any such provision or provisions shall not be deemed void, but the parties hereto agree that said limits may be modified by the court and that said covenant contained in this Section 5.8 shall be amended in accordance with said modifications, it being specifically agreed by each Management Investor and the Company that it is their continuing desire that this covenant be enforced to the full extent of its terms and conditions or if a court finds the scope of the covenant unenforceable, the court should redefine the covenant so as to comply with applicable law.

      5.9. Application to Prism LLC. The provisions of Sections 5.1 through 5.8 shall apply to Prism LLC as well as to the Company. Such sections are hereby incorporated into this Section 5.9 with each reference to the Company therein replaced with a reference to Prism LLC, each reference to Securities, Shares, Common Stock or shares of Common Stock replaced with a reference to Membership Units, each reference to Incentive Shares replaced with a reference to Incentive Units and each reference to the Company's Board of Directors replaced with Prism LLC's Board of Directors.

                                   ARTICLE VI

                               CORPORATE ACTIONS

6.1. Certificate of Incorporation and Bylaws. Each Investor has reviewed the Certificate of Incorporation of the Company and the Bylaws of the Company in the forms attached hereto as Exhibits A and B, respectively, and hereby approves and ratifies the same.

      6.2. Directors and Voting Agreements. Each Investor shall take, at any time and from time to time, all action necessary (including, without limitation, voting the Class A Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company is composed at all times of up to five persons, determined as follows: (i) the chief executive officer of the Company; (ii) one individual designated by Sterling; (iii) up to two independent directors, who shall be designated by Sterling (to the extent permitted by applicable law as determined by Sterling in its sole discretion), subject to the right of the holders of a majority of the outstanding shares of Class A Common Stock (including any shares of Class A Common Stock held by Sterling) to veto the election of any such independent director, provided that in the event that Sterling concludes that it is unable to designate, or elects not to designate for any reason, one or more of such independent directors or the election of any such independent director is not approved by the holders of a majority of the outstanding shares of Class A Common Stock, such directorship(s) shall not be filled by the remaining members of the Company's Board of Directors but shall remain vacant until the election of a director designated by Sterling to fill such vacancy in accordance with this
Section 6.2; and (iv) at all times, but only at such times, when the Board of Directors of the Company includes two independent directors determined in accordance with clause (iii) of this Section 6.2, one additional individual designated by Sterling, and provided that, notwithstanding clauses (i) through
(iv) of this Section 6.2, if Sterling at any time owns of record in excess of 50% of the Class A Common Stock then outstanding, then the Board of Directors of the Company shall consist of the chief executive officer of the Company and up to four individuals designated by Sterling in its sole discretion. The initial directors named pursuant to this Section 6.2 shall be Gregory L. Williams, James
A. Urry and Gary E. Gist.

      6.3. Right to Remove Sterling Directors. Sterling may request that any director designated by Sterling pursuant to clause (ii) or (iv) of Section 6.2 be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor shall promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it for the removal of such Sterling Director as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of the Company.

      6.4. Right to Fill Certain Vacancies in Company's Board. In the event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Sterling Director, or if otherwise there shall exist or occur any vacancy on the Company's Board of Directors in a directorship subject to designation by Sterling, such vacancy shall not be filled by the remaining members of the Company's Board of Directors but each Investor hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by Sterling, which individual shall thereafter be a Sterling Director.

      6.5. Directors of Company Subsidiaries. The Company shall take, and each of the Investors agrees that he or it shall cause the Company to take, at any time and from time to time, all action necessary (including voting all shares of common stock of any Subsidiary of the Company, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Boards of Directors of all Subsidiaries of the Company are identical to the Board of Directors of the Company.

      6.6. Termination of Voting Agreements. The voting agreements in Sections 6.2, 6.3, 6.4 and 6.5 shall terminate on the earlier of (i) the date the Company consummates a Public Offering (if requested by the underwriter with respect to such offering) and (ii) the date when Sterling and its Permitted Transferees and their respective Affiliates no longer own at least 15% of the issued and outstanding Common Stock.

                                  ARTICLE VII

                    ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                    SECURITIES HELD BY MANAGEMENT INVESTORS

7.1. Restrictions on Transfer. In addition to any restrictions on Transfer imposed by Section 4.4, no Management Investor shall effect a Transfer of any Securities (other than a Transfer to a Permitted Transferee pursuant to Sections 4.4(b)(i) or 4.4(b)(ii)) without the consent of the Company, as evidenced by a resolution duly adopted by at least a majority of the Board of Directors. In the event of such a Transfer to a Permitted Transferee, for purposes of determining the applicability of the Purchase Option of the Company described in Section 7.2 and, if applicable, the amount of the Option Purchase Price for Incentive Shares purchased under such Purchase Option, reference shall be made to the Termination Date of the Management Investor who first owned the Incentive Shares transferred in such Transfer. In exercising the consent and approval described in the first sentence of this Section 7.1, the Company may employ its sole discretion in evaluating the nature of the proposed transferee and the Company may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of the Company and that the transferee purchase the Management Investor's Securities as a "Management Investor" subject to the restrictions of this
Article VII. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Company.

      7.2. Purchase Option.

            (a) General Terms. In the event that on or prior to the fifth anniversary of the Closing, any Management Investor shall cease to be employed by the Company for any reason (including, but not limited to, death, temporary or permanent disability, retirement at age 62 or more under the Company's normal retirement policies, resignation or termination by the Company with or without Cause), such Management Investor (or such Management Investor's heirs, executors, administrators, transferees, successors or assigns) shall give prompt notice to the Company of such termination (except in the case of termination by the Company with or without Cause), and the Company, or one or more designee(s) selected by a majority of the members of the Board of Directors, shall have the right and option at any time within 90 days after the later of the effective date of such termination of employment (the "Termination Date") or the date of the Company's receipt of the aforesaid notice, to purchase from such Management Investor, any Person purchasing Securities hereunder on behalf of such Management Investor, or such Management Investor's or Person's heirs, executors, administrators, transferees, successors or assigns, as the case may be, any or all of the Incentive Shares then owned by such Management Investor and such Management Investor's Permitted Transferees at a purchase price equal to the Option Purchase Price. The Company or its designee(s) shall give notice to the terminated Management Investor (or such Management Investor's heirs, executors, administrators, transferees, successors or assigns) of its intention to purchase Incentive Shares at any time not later than 90 days after the Termination Date. (The right of the Company and its designee(s) set forth in this Section 7.2 to purchase a terminated Management Investor's Incentive Shares is hereinafter referred to as the "Purchase Option"). As a condition to purchasing a Management Investor's Incentive Shares pursuant to this Section 7.2, any designee(s) selected by the Board of Directors must agree in writing to assume the Company's obligations under Section 7.2(a)(iii). A designee's agreement to assume such obligations will relieve the Company of its obligations under Section 7.2(a)(iii) with regard to the particular terminated Management Investor and such Management Investor shall thereafter have no recourse against the Company under Section 7.2(a)(iii).

                  (i) Exercise of Purchase Option. The Purchase Option shall be exercised by written notice to the terminated Management Investor (or such Management Investor's heirs, executors, administrators, transferees, successors or assigns) signed by an officer of the Company on behalf of the Company or by its designee(s), as the case may be. Such notice shall set forth the number of Incentive Shares desired to be purchased and shall set forth a time and place of closing which shall be no earlier than ten days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of Incentive Shares to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s) good title to such of the Incentive Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Incentive Shares in cash or by certified or bank cashier's check.

                  (ii) Option Purchase Price. (A) If the Management Investor shall be terminated by the Company without Cause or shall cease to be employed by the Company by reason of death, normal retirement at age 62 or more under the Company's normal retirement policies, or temporary or permanent disability, the "Option Purchase Price" for the Incentive Shares to be purchased from such Management Investor or such Management Investor's Permitted Transferees pursuant to the Purchase Option (such number of Incentive Shares being the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management Investor:

If the Termination Date Occurs:          Option Purchase Price
-------------------------------          ---------------------

On or prior to the first anniversary     Adjusted Cost Price multiplied by
of the Closing                           the Purchase Number


After the first anniversary of the       Adjusted Cost
Closing, and on or prior to              Price multiplied by 80% of the
the second anniversary of the Closing    Purchase Number, plus Fair Market
                                         Value Price multiplied by 20% of the
                                         Purchase Number


After the second anniversary of the      Adjusted Cost
Closing, and on or prior to              Price multiplied by 60% of the
the third anniversary of the Closing     Purchase Number, plus Fair Market
                                         Value Price multiplied by 40% of the
                                         Purchase Number

After the third anniversary of the       Adjusted Cost
Closing, and on or prior to              Price multiplied by 40% of the
the fourth anniversary of the Closing    Purchase Number, plus Fair Market
                                         Value Price multiplied by 60% of the
                                         Purchase Number

After the fourth anniversary of the      Adjusted Cost
Closing, and on or prior to              Price multiplied by 20% of the
the fifth anniversary of the Closing     Purchase Number, plus Fair Market
                                         Value Price multiplied by 80% of the
                                         Purchase Number

provided, however, that, on each of the first four anniversaries of the Closing, Incentive Shares shall vest an additional 7.5 percentage points (and the above table shall be adjusted accordingly) each time the actual EBITDA for any of the Company's prior fiscal years completed following the Closing was at least 110% of the EBITDA target for such fiscal year as established by the Company's Board of Directors and as adjusted pursuant to Section 7.8; provided further, that on a Public Offering or an Approved Sale (subject to Section 7.7), if less than 80% of the Incentive Shares have vested, a number of unvested Incentive Shares shall immediately vest so that 80% of all Incentive Shares are vested.

            By way of example, assume that (i) the Company's actual EBITDA was at least 110% of the EBITDA targets for each of the first two completed fiscal years following Closing and (ii) a certain Management Investor is terminated by the Company without Cause after the second anniversary of the Closing, but prior to the third anniversary of the Closing. The Option Purchase Price for the Incentive Shares to be purchased from this terminated Management Investor shall equal Adjusted Cost Price multiplied by 45% of the Purchase Number, plus Fair Market Value Price multiplied by 55% of the Purchase Number. This Option Purchase Price is calculated as follows: (A) the Purchase Number to be multiplied by the Adjusted Cost Price shall be decreased, and the Purchase Number to be multiplied by the Fair Market Value Price shall be increased, by 20 percentage points on each of the first and second anniversaries of the Closing as shown in the table above; and (B) the Purchase Number to be multiplied by the Adjusted Cost Price shall be decreased, and the Purchase Number to be multiplied by the Fair Market Value Price shall be increased, by 7.5 percentage points on each of the first and second anniversaries of the Closing as a result of 110% of the EBITDA targets being reached in two different years.

                        (B) If the Management Investor shall cease to be employed by the Company for any reason other than those set forth in clause (A) of this Section 7.2(a)(ii) (including, but not limited to, as the result of voluntary resignation or termination for Cause), the Option Purchase Price for all Incentive Shares to be purchased from the Management Investor (and such Management Investor's Permitted Transferees) pursuant to the Purchase Option shall equal the Adjusted Cost Price multiplied by the Purchase Number.

                        (C) As used herein:

                        1. "Adjusted Cost Price" for each Incentive Share means five cents ($0.05), which represents the Management Investor's original cost per share;

                        2. "EBITDA" shall have the meaning assigned to such term in the Indenture governing the $200.0 million 13.25% Senior Subordinated Notes Due 2009 of Intersil Corporation;

                        3. "EBITDA Multiple" shall mean (i) with respect to an entity that has common stock registered under the Exchange Act, (A) the product of (x) the average of the daily market prices for each business day during the period commencing 15 business days before the Termination Date and ending on the date one day prior to the Termination Date or, if the common stock has been registered under the Exchange Act for less than 15 consecutive business days before the Termination Date, then the average of the daily market prices for all of the business days before the Termination Date for which daily market prices are available and (y) the number of shares of such common stock outstanding on the Termination Date divided by (B) such entity's EBITDA during the 12 full calendar months ending at the end of the fiscal quarter immediately preceding the Termination Date as reflected in such entity's financial statements and (ii) with respect to an entity that does not have common stock registered under the Exchange Act, the EBITDA multiple as determined in good faith by the Company's Board of Directors;

                        4. "Fair Market Value Price" for each Incentive Share means (A) the amount obtained by subtracting (y) from (x) where (x) equals the product of the Company's EBITDA during the 12 full calendar months ending at the end of the fiscal quarter immediately preceding the Termination Date as reflected in the Company's financial statements and the greater of (I) the number 4.9 and (II) upon the occurrence of a Change in Control (as defined in the Indenture, dated as of the Closing Date, for the Company's $90.0 million 11.13% Subordinated Pay-In-Kind Notes Due 2010), the acquiring entity's EBITDA Multiple and (y) equals all Indebtedness of the Company and its Subsidiaries outstanding at the end of the fiscal quarter immediately preceding the Termination Date plus the aggregate liquidation preference (plus accrued and unpaid dividends) of all shares of preferred stock of the Company outstanding on such date less all cash, cash equivalents and similar type investments (including marketable securities) of the Company and its Subsidiaries on such date ("Cash") (to the extent such Cash is available to the Company for general corporate purposes without incurring substantial repatriation costs) (the amount clause (x) exceeds clause (y) being referred to herein as the "Enterprise Value"), divided by (B) the number of shares of Common Stock outstanding on the Termination Date (adjusted to reflect the pro forma exercise of all dilutive securities, regardless of whether such securities are then exercisable or would otherwise satisfy requirements under generally accepted accounting principles as they relate to the determination of "dilutive securities"); provided, that if any class of Common Stock is listed on a national securities exchange or reported on the National Association of Securities Dealers, Inc. Automated Quotation System, the "Fair Market Value Price" shall equal for each Incentive Share the closing price per share of Common Stock on such exchange or as so reported on the Management Investor's Termination Date; and

                        5. "Indebtedness" includes all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (I) all debt and similar monetary obligations, whether direct or indirect; (II) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (III) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise;
(IV) obligations to reimburse issuers of any letters of credit and (V) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company or its Subsidiaries are liable as lessee.

                  (iii) Adjustments to Option Purchase Price. If the Company or its designee exercises the Purchase Option with respect to any or all of the Incentive Shares of any Management Investor whose employment with the Company was terminated by the Company without Cause (the "Called Shares"), and if within six months after the closing pursuant to such exercise of the Purchase Option by the Company or its designee:

                        (A) the Company is merged into, consolidated with or otherwise combined with or acquired by another Person, or there is a liquidation of the Company, or there is a Public Offering (a "Subsequent Offering") of the Company's Common Stock pursuant to an effective registration statement under the Securities Act in which other Management Investors participate as selling stockholders (other than (1) a registration statement on Form S-8 or any successor forms or any other registration statement relating to a special offering to the Company's employees or (2) a registration statement relating to a Unit Offering); and

                        (B) the per share consideration received by the stockholders of the Company in such transaction, or the per share net proceeds received for the Company's Common Stock in the Subsequent Offering, as the case may be (in each case after being adjusted downward to reflect what the per share consideration or per share net offering proceeds, as the case may be, would have been had the Common Stock of such terminated Management Investor purchased by the Company or its designee pursuant to the Purchase Option been outstanding on the date of the closing of such transaction or Subsequent Offering), exceeds the Fair Market Value Price used in calculating the Option Purchase Price pursuant to the exercise of the Purchase Option, then such Management Investor shall be entitled to receive from the Company or its designee an amount per Called Share equal to such excess multiplied by the applicable Fair Market Value Price Percentage within 30 days after the closing of any such transaction or Subsequent Offering. "Fair Market Value Price Percentage" means 20% multiplied by the number of full years elapsed between the Closing and the Termination Date for such Management Investor.

      7.3. Company's Right of First Refusal. If a Management Investor or his or her Permitted Transferees proposes to sell any or all of such Management Investor's or Permitted Transferee's Securities to a third party in a bona fide transaction, and provided such transaction is permitted under any applicable restrictions set forth in Sections 4.4 and 7.1, the Management Investor, or his Permitted Transferees, may not Transfer such Securities without first offering to sell such Securities to the Company pursuant to this Section 7.3.

            The Management Investor, or his Permitted Transferees, shall deliver a written notice (a "Sale Notice") to the Company describing in reasonable detail the Securities being offered, the name of the offeree, the purchase price requested and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Company, or a designee selected by a majority of the directors appointed by Sterling pursuant to Section 6.2, shall have the right and option to purchase all or any portion of the Securities being offered at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 30 days after receipt of the Sale Notice, the Company shall notify such Management Investor, or his Permitted Transferees, whether or not it wishes to purchase any or all of the offered Securities.

            If the Company elects to purchase any of the offered Securities, the closing of the purchase and sale of such Securities shall be held at the place and on the date established by the Company in its notice to the Management Investor, or his Permitted Transferees, in response to the Sale Notice, which in no event shall be less than ten or more than 60 days from the date of such notice. In the event that the Company does not elect to purchase all the offered Securities, the Management Investor, or his Permitted Transferees, may, subject to the other provisions of this Agreement, Transfer the remaining offered Securities to the offeree specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company could have elected to purchase the offered Securities. Any such Securities not transferred within such 180-day period will be subject to the provisions of this Section 7.3 upon subsequent Transfer.

      7.4. Involuntary Transfers. In the event that Securities owned by any Management Investor, or his Permitted Transferees, shall be subject to sale or other Transfer (the date of such sale or Transfer shall hereinafter be referred to as the "Transfer Date") by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Management Investor, or his Permitted Transferees, shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Securities are proposed to be transferred, and the number of shares of Common Stock to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the

Company, shall have the right and option to purchase all, but, not less than all of such Securities which right shall be exercised by written notice given by the Company to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 7.4 shall be at the price and on the terms applicable to such proposed transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Securities, the price to be paid by the Company shall be the Option Purchase Price that would have been applicable hereunder had the Management Investor incurred a Termination Date as of the date of such proposed Transfer of the Securities and such Securities had been Incentive Shares. The closing of the purchase and sale of Securities shall be held at the place and the date to be established by the Company, which in no event shall be less than ten or more than 60 days from the date on which the Company gives notice of its election to purchase the Securities. At such closing, the Management Investor, or his Permitted Transferees, shall deliver the certificates evidencing the number of shares of Common Stock to be purchased by the Company, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company shall deliver to the Management Investor, or his Permitted Transferees, the full amount of the purchase price for such Securities in cash by certified or bank cashier's check.

      7.5. Lapse.

            (a) The provisions of Sections 7.1, 7.3 and 7.4, insofar as they relate to Securities other than Incentive Shares and Incentive Shares that have vested pursuant to Section 7.2(ii), shall terminate (i) immediately after consummation of an Approved Sale or (ii) upon the consummation of a Public Offering.

            (b) The provisions of Section 7.2 shall terminate and the provisions of Section 7.7 shall govern immediately after consummation of an Approved Sale.

      7.6 Proprietary Information.

            (a) Each Management Investor covenants and agrees that (i) during such Management Investor's employment with the Company or any of its Subsidiaries, such Management Investor will not (A), directly or indirectly, engage in any activity in competition with the Company or its Affiliates or (B) plan, or otherwise take, any preliminary steps, either alone or in concert with others, to set up or engage in any semiconductor manufacturing or designing in competition with the Company or its Affiliates; (ii) during such Management Investor's employment with the Company or any of its Subsidiaries and for a period of one (1) year thereafter, such Management Investor will not, either directly or indirectly, either alone or in concert with others, solicit or entice any employee of or consultant to the Company or its Affiliates to leave the Company or its Affiliates or work for anyone in competition with the Company or its Affiliates or solicit, entice or in any way divert any customer or supplier to do business with any business entity in competition with the Company or its Affiliates; and (iii) for one (1) year after termination of such Management Investor's employment with the Company or any of its Subsidiaries, such

Management Investor will not accept any employment or engage in any activities competitive with the Company or its Affiliates, if the loyal and complete fulfillment of the duties of the competitive employment or activities would inherently call upon such Management Investor to reveal Proprietary Information to which such Management Investor had access or learned during his Employment. With respect to any period following termination of a Management Investor, Affiliates of the Company shall be determined as of the date of termination of such Management Investor's employment with the Company. As used herein, "Proprietary Information" shall mean information generally unavailable to the public that has been created, discovered, developed, or otherwise become known to the Company or any of its Subsidiaries or in which property rights have been assigned or otherwise conveyed to the Company or any of its Subsidiaries, which information has material economic value or potential material economic value to the business in which the Company or any of its Subsidiaries is or will be engaged. Proprietary Information shall include, but not be limited to trade secrets, processes, formulas, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, all technical data, customer and supplier lists, and any modifications or enhancements thereto, programs, and information (whether or not necessarily in writing) which has actual or potential economic value to the Company or any of its Subsidiaries.

            (b) In addition to any other provision contained herein, if upon the cessation of any Management Investor's employment with the Company or any of its Subsidiaries the Company repurchases all Securities held by such Management Investor, then such Management Investor covenants and agrees that, for one (1) year after such termination, neither Management Investor nor any of his or her Affiliates shall (i) directly or indirectly, engage in, represent in any way, be connected with, become employed by or have any interest in any business or activity competing in any manner with any businesses carried on by the Company or any of its Affiliates at the time of such termination, (ii) solicit, employ, retain as a consultant, interfere with or attempt to entice away from the Company or its Affiliates any individual who is, has agreed to be or within six months of such solicitation, employment, retention, interference or enticement has been, employed or retained by the Company or any of its Affiliates in a senior executive capacity or (iii) divert or attempt to divert any Customers, or any of the business or patronage of any of the Customers, from the Company or any of its Subsidiaries.

      7.7. Proceeds upon Sale of the Company.

            (a) Each Management Investor agrees, subject solely to the conditions set forth in this Section 7.7(a), that a portion of the cash proceeds of any sale of Incentive Shares pursuant to Section 5.5 equal to (x) multiplied by (y) (such portion, the "Sale of Company Escrow Amount"), where (x) equals (i) the aggregate of the total amount of such cash proceeds and all cash proceeds received by such Management Investor upon sales of Incentive Shares pursuant to an Approved Sale less (ii) the Adjusted Cost Price multiplied by all Incentive Shares owned by such Management Investor and (y) equals (i) 20% if immediately prior to such Approved Sale less than or equal to 80% of such Management Investor's Incentive Shares had vested or (ii) the percentage of such Management Investor's Incentive Shares that were unvested immediately prior to such Approved Sale if greater than 80% of such Management Investor's Incentive Shares had vested by such time, shall not be paid to such Management Investor and shall instead be deposited into a trust for the exclusive benefit of the Management Investors, until there is an event of forfeiture (as described below), at which time the funds subject to such forfeiture shall be paid on a pro rata basis to those

Management Investors who are employed by the Company at such time. Such trust shall be established in accordance with such agreements and instruments as shall be reasonably determined by the Board of Directors of the Company and shall permit the trustee thereunder to invest the funds of such trust in such manner, consistent with such trustee's fiduciary obligations, as such trustee shall reasonably determine. The trust agreement shall provide (i) that the assets of the trust shall not be subject to the claims of the Company or any successor to the Company, except as provided herein in the case of forfeiture and (ii) that in the event a Management Investor prevails in a suit against the Company or the trustee regarding his right to funds held in the trust, the Company shall pay the reasonable attorneys' fees and expenses of the Management Investor incurred in such suit. The trustee shall release to a Management Investor an amount equal to the cash investment of such Management Investor in the Acquiring Entity (as defined in Section 5.5(a)). In addition, on the first anniversary of an Approved Sale, the trustee shall distribute to each Management Investor all funds held for the account of such Management Investor (with interest) less any amount distributed by the trustee pursuant to the immediately preceding sentence; provided, however, that in the event that the employment of the Management Investor is terminated by the Company or its successor without Cause (for purposes of this paragraph, the definition of "Cause" shall not include clause
(ii) of the definition of "Cause" set forth in Section 1.1 of this Agreement) or by reason of death, disability or retirement under the Company's normal retirement policies, the trustee shall promptly pay all remaining funds held for the account of such Management Investor, to such Management Investor, or to his heirs, administrators, or estate (with interest), and in the event that the Management Investor shall cease to be employed by the Company or its successor or a subsidiary thereof (other than by reason of an approved leave of absence) for any reason other than death, disability or retirement under the Company's normal retirement policies or termination by the Company or a subsidiary thereof without Cause, all interest of the Management Investor in such funds shall immediately terminate. A Management Investor shall not be bound by the provisions of this Section 7.7(a) unless the Acquiring Entity agrees in writing to continue such Management Investor's employment through the period ending on the fifth anniversary of the Closing (or, if earlier, the second anniversary of the closing of the Approved Sale) on terms and conditions at least as favorable, in the aggregate, to the Management Investor as the terms and conditions of his employment prior to the Approved Sale.

            (b) If the Company or any Investor enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Management Investor will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. If any Management Investor appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchasers representative, but if any Management Investor declines to appoint the purchaser representative designated by the Company such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

      7.8. EBITDA Target Adjustments. (a) In the event that the Company consummates an acquisition (an "Acquisition") of a business, brand or product line (an "Acquired Business"), the EBITDA target for the fiscal year during which such acquisition occurs (the "EBITDA Target in

Effect") shall be adjusted pursuant to Section 7.8(b) below; provided, however, that the EBITDA Target in Effect shall not be adjusted in the event that the aggregate consideration paid by the Company for such Acquisition is less than $1,000,000 (such Acquisition, a "Small Debt-Financed Acquisition").

            (b) In connection with an Acquisition (other than a Small Debt-Financed Acquisition), the Company shall make a reasonable projection, prepared in good faith, of the EBITDA for the Acquired Business for the same period used to determine the EBITDA Target in Effect (the "Acquired Business EBITDA"). Concurrently with the closing of the Acquisition, the EBITDA Target in Effect shall be reset for all purposes hereunder to an amount equal to (i) the EBITDA Target in Effect, plus (ii) the Acquired Business EBITDA.

      7.9. Application to Prism LLC. The provisions of Sections 7.1 through 7.8 shall apply to Prism LLC as well as to the Company. Such sections are hereby incorporated into this Section 7.9 with each reference to the Company therein replaced with a reference to Prism LLC, each reference to Securities, Shares, Common Stock or shares of Common Stock replaced with a reference to Membership Units, each reference to Incentive Shares replaced with a reference to Incentive Units and each reference to the Company's Board of Directors replaced with Prism LLC's Board of Directors; provided, that any reference to employment or termination of employment of a Management Investor shall mean employment or termination of employment, as the case may be, with the Company and shall not mean employment or termination of employment with Prism LLC provided further, that if the Prism Option has not been exercised prior to a Management Investor's termination of employment with the Company, such Management Investor's Membership Units shall be automatically cancelled upon the purchase by the Company or its designee(s) of all of such Management Investor's Incentive Shares.

                                  ARTICLE VIII

                              REGISTRATION RIGHTS

            The Investors shall have registration rights with respect to the Shares as set forth in the Registration Rights Agreement among the parties hereto and dated as of the date hereof, the form of which is attached hereto as Exhibit D (the "Registration Rights Agreement"). Each of the Investors agree not to effect any public sale or distribution of any securities of the Company during the periods specified in the Registration Rights Agreement, except as permitted by the Registration Rights Agreement, and each such Investor agrees to be bound by the rights of priority to participate in offerings as set forth therein.

                                   ARTICLE IX

                                 MISCELLANEOUS

9.1. Purchaser Representative. If the Company or any Investor enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Management Investor will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. If any Management Investor appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Management Investor declines to appoint the purchaser representative designated by the Company such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

      9.2. Section 83(b) Elections. Each Management Investor shall make the election (the "83(b) Election") to include in such Management Investor's income, in the year such Management Investor receives the Incentive Shares, the excess, if any, of the fair market value of the Incentive Shares on the date such shares are acquired (determined without regard to restrictions which lapse) over five cents ($0.05), the price deemed paid per Incentive Share, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, in the manner and within the time period specified by the regulations promulgated thereunder. EACH MANAGEMENT INVESTOR ACKNOWLEDGES THAT (1) HE OR SHE ALONE IS RESPONSIBLE FOR FILING WITH THE INTERNAL REVENUE SERVICE, BY THE APPLICABLE DEADLINE, ALL APPLICABLE FORMS REQUIRED TO EFFECT THE 83(b) ELECTION, (2) NO EXTENSION OF THE 83(b) ELECTION DEADLINE WILL BE AVAILABLE UNDER LAW AND (3) ADVERSE TAX CONSEQUENCES MAY RESULT TO SUCH MANAGEMENT INVESTOR IF THE 83(b) ELECTION IS NOT TIMELY MADE.

      9.3. Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company (such Company consent is not required to amend the sections referenced in clause
(z) of the below proviso), (ii) Sterling (so long as Sterling and its Permitted Transferees own in the aggregate at least 15% of the outstanding Common Stock on a fully diluted basis) and (iii) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Shares owned by Sterling and its Affiliates) held by the Investors; provided, however that (x) the provisions of this Agreement which affect Harris' rights or obligations hereunder cannot be amended, modified or waived, unless Harris also executes such amendment, modification or waiver, (y) without the approval of the holders of a majority of the outstanding Common Stock then held by Management Investors, (A) the provisions of this Agreement cannot be amended to treat Management Investors differently than the other Investors and (B) the provisions of Sections 4.4, 5.2, 5.6, 5.7, 5.8, 6.2, 9.3 and Article VII of this Agreement may not be amended or modified to the detriment of Management Investors, (z) without the written approval of Prism LLC, the provisions of Sections 2.5, 4.9, 5.9, 7.9 and
9.21 may not be amended or modified and (aa) without the written approval of CMP, the provisions of Sections 4.4, 5.5, 5.6 and 5.7 may not be amended or modified. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

      9.4. LLC Expenses. The Company shall be responsible for the payment of the reasonable expenses incurred by (i) Sterling in connection with its purchase of Securities hereunder and (ii) Prism LLC in connection with its formation and the Investors' investments therein.

      9.5. Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement, the Closing, and the consummation of the transactions contemplated hereby and by the Master Agreement, regardless of any investigation made by an Investor or on its behalf.

      9.6. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement, together with the Registration Rights Agreement, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      9.7. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      9.8 Notices. All notices provided for or permitted hereunder shall be made in writing by hand delivery, registered or certified first-class mail, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                  If to the Company to:

                        Intersil Holding Corporation
                        2401 Palm Bay Road NE
                        Building 53 M/S 53/198
                        Palm Bay, FL 32905
                        Telecopy number: (407) 729-5392
                        Attention: General Counsel

                        with required copies to:

                        Citicorp Venture Capital Ltd.
                        399 Park Avenue
                        Sixth Floor
                        New York, New York 10043
                        Telecopy number: (212) 888-2940
                        Attention: Paul C. ("Chip") Schorr, IV
                        and

                        Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Telecopy number: (215) 994-2222
                        Attention: G. Daniel O'Donnell

                  If to Sterling to:

                        Sterling Holding Company, LLC
                        c/o Citicorp Venture Capital Ltd.
                        399 Park Avenue
                        Sixth Floor
                        New York, New York 10043
                        Telecopy number: (212) 888-2940
                        Attention: Paul C. ("Chip") Schorr, IV

                        with a required copy to:

                        Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Telecopy number: (215) 994-2222
                        Attention: G. Daniel O'Donnell

                  If to CMP to:

                        Citicorp Mezzanine Partners, L.P.
                        399 Park Avenue, 14th Floor
                        New York, NY 10043
                        Attention: Byron L. Knief
                        Telecopy No.: (212) 888-2940
                        with a required copy to:

                        Kirkland & Ellis
                        153 East 53rd Street
                        New York, NY 10022-4675
                        Attention: Eunu Chun, Esq.
                        Telecopy No.: (212) 446-4900

                  If to Harris to:

                        Manatee Investment Corporation
                        1025 West NASA Boulevard
                        Melbourne, FL 32919
                        Telecopy number: (407) 727-9222
                        Attention: Corporate Secretary

                        with a required copy to:

                        Squire, Sanders & Dempsey L.L.P.
                        1201 Pennsylvania Avenue, N.W.
                        P.O. Box 407
                        Washington, DC 20044-0407
                        Telecopy number: (202) 626-6780
                        Attention: John Henry

                  If to Prism LLC to:

                        Intersil Prism, LLC

                        c/o Intersil Holding Corporation
                        2401 Palm Bay Road NE
                        Building 53 M/S 53/198
                        Palm Bay, FL 32905
                        Telecopy number: (407) 729-5392
                        Attention: General Counsel

                        with a required copy to:

                        Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Telecopy number: (215) 994-2222
                        Attention: G. Daniel O'Donnell

                  If to Stout to:

                        William N. Stout
                        5550 E. McDowell Road
                        Mesa, AZ 85215

                        Telecopy number: _____________________

                        with a required copy to:

                        Bartlit Beck Herman Palenchar & Scott
                        511 Sixteenth Street
                        Denver, CO 80202

                        Telecopy number: (303) 592-3140
                        Attention: Thomas Stephens

            If to the Management Investors or any of them, to their addresses as listed in the books of the Company.

            All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

      9.9. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

      9.10 Consent to Exclusive Jurisdiction. Each of the Company, Prism LLC, Stout, Sterling, Harris and the Management Investors agree that any legal action or proceeding with respect to this Agreement or any agreement, certificate or other instrument entered into in contemplation of the transactions contemplated by this Agreement, or any matters arising out of or in connection this Agreement or such other agreement, certificate or instrument, and any action for the enforcement of any judgment in respect thereof, shall be brought exclusively in the Chancery Court of New Castle County, Delaware or the courts of the United States of America for the District of Delaware. By execution and delivery of this Agreement, each of the Company, Sterling, Harris and the Management Investors irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized express carrier or delivery service, to the applicable party at his or its address referred to herein. Each of the Company, Sterling, Harris and the Management Investors hereby irrevocably waives any objection which he or it may now or hereafter have to the laying of venue of any of the aforementioned actions or proceedings arising out of or in connection with this Agreement, or any related agreement, certificate or instrument referred to above, brought in the courts referred to above and hereby further irrevocably waive and agree, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

      9.11. Waiver of Jury Trial. Each of the parties to this Agreement waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each of the parties to this Agreement agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of the right to trial by jury.

      9.12. ACKNOWLEDGMENT OF MANAGEMENT INVESTORS. EACH MANAGEMENT INVESTOR ACKNOWLEDGES THAT HE IS A SOPHISTICATED BUSINESSPERSON WHO WAS ADEQUATELY REPRESENTED BY COUNSEL DURING NEGOTIATIONS REGARDING THE PROVISIONS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RESTRICTING THE TRANSFER OF SECURITIES BY MANAGEMENT INVESTORS SET FORTH IN SECTION 4.4 AND
ARTICLE VII, AND SPECIFICALLY SECTION 7.2, WHICH SETS FORTH THE COMPANY'S PURCHASE OPTION WITH RESPECT TO INCENTIVE SHARES. EACH MANAGEMENT INVESTOR ACKNOWLEDGES THAT ANY PROPERTY RIGHT THAT HE HAS IN INCENTIVE SHARES IS SUBJECT IN ALL RESPECTS TO THE COMPANY'S PRIOR RIGHT TO REPURCHASE SUCH INCENTIVE SHARES AS PROVIDED IN ARTICLE VII. EACH MANAGEMENT INVESTOR FURTHER ACKNOWLEDGES THAT IF THE COMPANY EXERCISES ITS PURCHASE OPTION SUCH MANAGEMENT INVESTOR'S INCENTIVE SHARES COULD BE PURCHASED BY THE COMPANY AT A PRICE THAT IS LESS THAN THE FAIR MARKET VALUE OF SUCH SECURITIES AT THE TIME OF SUCH EXERCISE.

      9.13. No Effect on Employment. Nothing herein contained shall confer on any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

      9.14. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

      9.15. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

      9.16. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

      9.17. Termination. Unless sooner terminated in accordance with its terms, this Agreement shall terminate on the tenth anniversary of the Closing.

      9.18. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

      9.19. Party No Longer Owning Securities. If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

      9.20. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

      9.21. Application to Prism LLC. The provisions of Article IX shall apply to Prism LLC as well as to the Company. Such sections are hereby incorporated into this Section 9.21 with each reference to the Company therein (other than with respect to references to a Management Investor's employment with the Company) replaced with a reference to Prism LLC, each reference to Securities, Shares, Common Stock or shares of Common Stock replaced with a reference to Membership Units, each reference to Incentive Shares replaced with a reference to Incentive Units and each reference to the Company's Board of Directors replaced with Prism LLC's Board of Directors.

            IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase and Holders Agreement the day and year first above written.

                                       INTERSIL HOLDING CORPORATION

                                       By: /s/ Daniel J. Heneghan
                                           -------------------------------------
                                           Daniel J. Heneghan
                                           Vice President


                                       STERLING HOLDING COMPANY, LLC

                                         CITICORP VENTURE CAPITAL LTD.

                                       By: /s/ James A. Urry
                                           -------------------------------------
                                           James A. Urry
                                           Vice President


                                       MANATEE INVESTMENT CORPORATION

                                       By: /s/ Ronald Spoehel
                                           -------------------------------------
                                           Ronald Spoehel
                                           President


                                       CITICORP MEZZANINE PARTNERS, L.P.

                                       By: /s/ Byron L. Knief
                                           -------------------------------------
                                           Byron L. Knief
                                           Title:


                                       INTERSIL PRISM, LLC

                                       By: /s/ Daniel J. Heneghan
                                           -------------------------------------
                                           Daniel J. Heneghan
                                           Vice President

                                  /s/ William N. Stout
                                  ----------------------------------------------
                                  William N. Stout
                                  Social Security Number: ###-##-####
                                  Residence Address:      8084 McKenzie Court
                                                          Las Vegas, NV  89129
                                  Residence Telephone:    (702) 658-4108
                                  Business Address:       5550 E. McDowell Road
                                                          Mesa, AZ  85215
                                  Business Telephone:     (602) 985-9000


                                  MANAGEMENT INVESTORS


                                  /s/ Michael W. Althar
                                  ----------------------------------------------
                                  Michael W. Althar
                                  Social Security Number: ###-##-####
                                  Residence Address:      3219 Pepper Pike
                                                          Findlay, OH 45840
                                  Residence Telephone:    (419) 425-1532
                                  Business Address:       2401 Palm Bay Road NE
                                                          Palm Bay, FL 32905
                                  Business Telephone:     (419) 425-8118


                                  /s/ Lawrence J. Ciaccia
                                  ----------------------------------------------
                                  Lawrence J. Ciaccia
                                  Social Security Number: ###-##-####
                                  Residence Address:      200 Naylor St. NE
                                                          Palm Bay, FL 32907
                                  Residence Telephone:    (407) 725-9779
                                  Business Address:       2401 Palm Bay Road NE
                                                          Palm Bay, FL 32905
                                  Business Telephone:     (407) 729-5728

                                  /s/ Raymond T. Ford
                                  ----------------------------------------------
                                  Raymond T. Ford
                                  Social Security Number: ###-##-####
                                  Residence Address:      45 Shady Tree Dr.
                                                          Mountaintop, PA 18707
                                  Residence Telephone:    (570) 474-9246
                                  Business Address:       2401 Palm Bay Road NE
                                                          Palm Bay, FL 32905
                                  Business Telephone:     (570) 474-9246


                                  /s/ Rick Furtney
                                  ----------------------------------------------
                                  Rick Furtney
                                  Social Security Number: ###-##-####
                                  Residence Address:      157 Dickinson St. NE
                                                          Palm Bay, FL 32907
                                  Residence Telephone:    (407) 676-0934
                                  Business Address:       2401 Palm Bay Road NE
                                                          Palm Bay, FL 32905
                                  Business Telephone:     (407) 729-5861


                                  /s/ George Gidzinski
                                  ----------------------------------------------
                                  George Gidzinski
                                  Social Security Number: ###-##-####
                                  Residence Address:      1020 Pellam Ave. NE
                                                          Palm Bay, FL 32907
                                  Residence Telephone:    (407) 729-9372
                                  Business Address:       2401 Palm Bay Road NE
                                                          Palm Bay, FL 32905
                                  Business Telephone:     (407) 729-4906

                               /s/ Daniel J. Heneghan
                               -------------------------------------------------
                               Daniel J. Heneghan
                               Social Security Number: ###-##-####
                               Residence Address:      730 Ridgemoor Place
                                                       Melbourne, FL 32940
                               Residence Telephone:    (407) 242-7151
                               Business Address:       2401 Palm Bay Road NE
                                                       Palm Bay, FL 32905
                               Business Telephone:     (407) 729-4688


                               /s/ Jeffrey G. Mansmann
                               -------------------------------------------------
                               Jeffrey G. Mansmann
                               Social Security Number: ###-##-####
                               Residence Address:      2512 Saddlebridge Dr.
                                                       Raleigh, NC 27615
                               Residence Telephone:    (919) 847-7553
                               Business Address:       2401 Palm Bay Road NE
                                                       Palm Bay, FL 32905
                               Business Telephone:     (919) 405-3615


                               /s/ Karl McCalley
                               -------------------------------------------------
                               Karl McCalley
                               Social Security Number: ###-##-####
                               Residence Address:      125 Lansing Island Drive
                                                       Indian Harbour Beach, FL
                                                          32937
                               Residence Telephone:    (407) 777-2111
                               Business Address:       2401 Palm Bay Road NE
                                                       Palm Bay, FL 32905
                               Business Telephone:     (407) 724-7386

                           /s/ W. Russell Morcom
                           -----------------------------------------------
                           W. Russell Morcom
                           Social Security Number: ###-##-####
                           Residence Address:      339 Coral Way West
                                                   Indialantic, FL 32903
                           Residence Telephone:    (407) 777-6219
                           Business Address:       2401 Palm Bay Road NE
                                                   Palm Bay, FL 32905
                           Business Telephone:     (407) 729-4604


                           /s/ Raymond D. Odom
                           -----------------------------------------------
                           Raymond D. Odom
                           Social Security Number: ###-##-####
                           Residence Address:      853 Champions Drive NE
                           Residence Telephone:    (407) 723-3958
                           Business Address:       2401 Palm Bay Road NE
                                                   Palm Bay, FL 32905
                           Business Telephone:     (407) 724-7307


                           /s/ Larry Sims
                           -----------------------------------------------
                           Larry Sims
                           Social Security Number: ###-##-####
                           Residence Address:      1810 Long Iron Dr., Apt. 327
                                                   Rockledge, FL 32955
                           Residence Telephone:    (407) 632-9340
                           Business Address:       2401 Palm Bay Road NE
                                                   Palm Bay, FL 32905
                           Business Telephone:     (407) 729-5638

                           /s/ CB Teh
                           -----------------------------------------------------
                           CB Teh
                           Social Security Number: Malaysian citizen - no US SSN
                           Residence Address:      No. 1, Lorong Pimping,
                                                   Ukay Heights
                                                   68000 Ampang
                                                   Selangor, Malaysia
                           Residence Telephone:    911-603-451-8223
                           Business Address:       2401 Palm Bay Road NE
                                                   Palm Bay, FL 32905
                           Business Telephone:     011-603-456-2585


                           /s/ Stephen Titus
                           -----------------------------------------------------
                           Stephen Titus
                           Social Security Number: ###-##-####
                           Residence Address:      1305 Golf Vista Ct. NE
                                                   Palm Bay, FL 32905
                           Residence Telephone:    (407) 676-0193
                           Business Address:       2401 Palm Bay Road NE
                                                   Palm Bay, FL 32905
                           Business Telephone:     (407) 724-7912


                           /s/ Gregory L. Williams
                           -----------------------------------------------------
                           Gregory L. Williams
                           Social Security Number: ###-##-####
                           Residence Address:      686 Deerhurst Drive
                                                   Melbourne, FL 32940
                           Residence Telephone:    (407) 253-3069
                           Business Address:       2401 Palm Bay Road NE
                                                   Palm Bay, FL 32905
                           Business Telephone:     (407) 729-5756

                                                                      Schedule I

                              Management Investors



                                        Incentive Shares       Incentive Units
                                      --------------------   -------------------

Gregory L. Williams .................      3,000,000             3,000,000
Michael W. Althar ...................        300,000               300,000
Lawrence J. Ciaccia .................        150,000               150,000
Raymond T. Ford .....................      176,429.60              145,537
Raymond T. Ford IRA .................      123,570.40              154,463
Rick Furtney ........................        150,000               150,000
George Gidzinski ....................        600,000               600,000
Daniel J. Heneghan ..................        300,000               300,000
Jeffrey G. Mansmann .................        150,000               150,000
Karl McCalley .......................        200,000               200,000
W. Russell Morcom ...................        500,000               500,000
Raymond D. Odom .....................        500,000               500,000
Larry Sims ..........................        600,000               600,000
CB Teh ..............................        200,000               200,000
Stephen Titus .......................        300,000               300,000

                                                                     Schedule II

                                   Investors

                                          Class A         Class B
                                           Common          Common         Series A        Membership
                                           Stock           Stock       Preferred Stock      Units
                                       -------------   -------------   ---------------    ----------
Sterling Holding Company, LLC ......   10,988,165.36   67,822.346.61      73,556.48       78,810,512
Sterling Holding Company, LLC ......                    2,750,000.00                       2,750,000
Manatee Investment Corporation .....    2,263,027.86    6,797,374.83       8,456.38        9,060,403
William N. Stout* ..................      100,671.14                          93.96          100,671
Gregory L. Williams ................    3,316,574.95                          45.47        3,316,575
Gregory L. Williams IRA ............       30,740.49                          28.69           30,740
Michael W. Althar ..................      365,880.96                          61.49          365,881
Lawrence J. Ciaccia ................      185,590.52                          33.22          185,591
Raymond T. Ford ....................      176,429.60                                         145,537
Raymond T. Ford IRA ................      166,130.99                          39.72          197,024
Rick Furtney .......................      190,890.60                          38.16          190,891
George Gidzinski ...................      684,563.76                           3.93          684,564
Daniel J. Heneghan .................      382,634.09                          27.13          382,634
Jeffrey G. Mansmann ................      164,390.18                          13.43          164,390
Karl McCalley ......................      533,905.28                         311.64          533,905
W. Russell Morcom ..................    1,025,247.45                         415.23        1,025,247
Raymond D. Odom ....................      570,020.50                          15.35          570,020
Larry Sims .........................      835,916.17                         145.19          835,916
CB Teh .............................      303,988.25                          97.06          303,988
Stephen Titus ......................      355,280.54                          51.60          355,281

------------
* To be contributed from Stout to Sterling Holding Company, LLC the following:
100,671.14 shares of Class A Common Stock, 93.96 shares of Series A Preferred Stock and 100,671 membership units.

                                                                    Schedule III

                               Preferred Options

                                       Number of Shares of Series A
Investor                            Preferred Stock Subject to Option
--------                            ---------------------------------

George Gidzinski                                   100
Daniel Heneghan                                   66.67
W. Russell Morcom                                  100
Ray Odom                                          66.67
Larry Sims                                         100
Gregory Williams                                  333.33

                                   EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                   EXHIBIT B

                                     BYLAWS

                                   EXHIBIT C

                      LIMITED LIABILITY COMPANY AGREEMENT

                                   EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT